EXHIBIT 4.3

Form of      % Note Due                ,20

[FORM OF FACE OF NOTE]

     This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ANIXTER INC.

     % Note due           , 20

CUSIP

No.	$

     ANIXTER INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $           on                 , 20      and to pay interest thereon at the rate per annum of      % from                 , 20      or from the most recent Interest Payment Date to which interest has been paid, semiannually on                  and                  in each year, commencing                 , 20     , until the principal hereof has been paid or duly provided for in accordance with said Indenture. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Note (or one or more Predecessor Securities) of record at the close of business on the Regular Record Date for such interest, which shall be the                  or                  next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder of this Note (or one or more Predecessor Securities) of record at the close of business on a Special Record Date fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest shall be calculated on the basis of a 360-day year of twelve thirty-day months.

     Payment of principal and interest due on this Note at Maturity or upon redemption will be paid by wire transfer in immediately available funds against presentation and surrender of this Note by the Holder hereof at the office of the Paying Agent, but only if appropriate wire transfer instructions have been received in writing (or by such other means as deemed acceptable by the Paying Agent) by the Paying Agent not less than 15 days before Maturity or the Redemption Date. In the event such instructions are not received by such 15th day, such principal and interest will be paid by check against such presentation and surrender.

     All interest payments on this Note (other than interest due at Maturity) will be made by mailing a check for such interest, payable to or upon the written order of the Holder of this Note (or one or more Predecessor Securities) of record at the close of business on the Regular Record Date preceding the Interest Payment Date for such interest, to the address of such Holder as it appears on the Security Register. Notwithstanding the foregoing, any Holder of Securities of any series issued under the Indenture (including the Notes) which pay interest on the same Interest Payment Date and which are in an aggregate principal amount in excess of $10,000,000 may elect to receive payments of interest with respect to such Securities (other than interest due at Maturity) via wire transfer in immediately available funds to a bank in New York, New York (or other bank approved by the Paying Agent) by making arrangements therefor in writing (or such other means as deemed acceptable by the Paying Agent) with the Paying Agent not later than the Regular Record Date immediately preceding the applicable Interest Payment Date.

     The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place. Unless the certificate of authentication herein has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     This Note shall be construed in accordance with and governed by laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]		ANIXTER INC.

Attest:		By:

	John A. Dul		Dennis J. Letham
	Vice President, General Counsel		Executive Vice President and
	and Secretary		Chief Financial Officer

[FORM OF REVERSE OF NOTE]

ANIXTER INC.

     % NOTE DUE                 , 20

     This Note is one of a duly authorized issue of Notes of the Company (herein called the “Notes”), issuable in series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Notes of a particular series, issued and to be issued under and pursuant to an Indenture dated as of September 9, 1996, as supplemented by the First Supplemental Indenture dated as of February      , 2005 (as supplemented, the “Indenture”), duly executed and delivered by the Company, Anixter International Inc., a Delaware corporation (the “Guarantor”) and The Bank of New York, as Trustee, and is one of a series designated as      % Notes due                 , 20      (herein called the “     % Notes”), limited in aggregate principal amount to $          . Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders.

     [If the Note is not redeemable, — This Note shall not be redeemable prior to Maturity.]

     [If the Note is redeemable at fixed redemption premiums, — The Company shall not have the option to redeem the Notes prior to                 , 20     . Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon on the applicable redemption date, if redeemed during the twelve-month period beginning on                  of the years indicated below:

Year	Percentages
%

%

%]

     [If the Note is redeemable at a make-whole price, — The Company may redeem all or part of the Note at any time at its option at a redemption price equal to the greater of (1) the principal amount of the Note being redeemed plus accrued interest to the Redemption Date or (2) the Make-Whole Amount for the Notes being redeemed. For purposes of this provision:

     “Make-Whole Amount” means the sum, as determined by a Quotation Agent, of the present values of the principal amount of the Note to be redeemed, together with scheduled payments of interest (exclusive of interest to the Redemption Date) from the Redemption Date to the Stated Maturity of the Note, in each case discounted to the Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued interest on the principal amount of the Note being redeemed to the Redemption Date.

     “Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Note, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day preceding the Redemption Date, plus       %.

     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the Stated Maturity of the Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Note.

     “Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such Redemption Date.

     “Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

     “Reference Treasury Dealers” mean Banc of America Securities LLC and any successor thereto or any other primary U.S. Government securities dealers selected by the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by a Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.]

     [If the Note is not an Original Issue Discount Note, — If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.] [If the Note is an Original Issue Discount Note, — If an Event of Default with respect to Notes of this series shall occur and be continuing, an amount of principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [— Insert formula for determining the amount.] Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s and the Guarantor’s respective obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.]

     The Indenture provides that each Holder of a Note is entitled to the benefits of a Guarantee by the Guarantor of the timely payment of the principal of and interest on the Notes. The Guarantee enclosed herein is an integral part of this Note. The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of such Notes at the time Outstanding of each series which is affected by such amendment or modification voting as one class, except that certain amendments specified in the Indenture may be made without approval of Holders of the Notes. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series to waive on behalf of the Holders of such series of Securities compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be binding upon such Holder and upon all future Holders of this Note and any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     Unless this Note is defeased and discharged as provided in the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the respective obligations of the Company and the Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, transfer of this Note is registrable on the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series containing identical terms and provisions, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

     The      % Notes are issuable only as registered Notes without coupons in denominations of $1,000 or any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of the same series containing identical terms and provisions and of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in the Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

[FORM OF TRUSTEE’S CERTIFICATE OF
AUTHENTICATION FOR NOTES]

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
Dated:	By:
Authorized Signatory

[FORM OF GUARANTEE]

GUARANTEE OF ANIXTER INTERNATIONAL INC.

     FOR VALUE RECEIVED, Anixter International Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Guarantor”), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest on said Note, when and as the same shall become due and payable, whether at Stated Maturity, declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

     In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of any Note or the Indenture, any failure to enforce the provisions of any Note or the Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of any Note or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the consent of the Guarantor increase the principal amount of any Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or acceleration of the maturity thereof, or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Note except by payment in full of the principal of, premium, if any, and interest, if any, thereon.

     The Guarantor shall not be subrogated to the rights of the Holder of this Note against the Company in respect of any amounts paid to the Holder pursuant to the provisions of this Guarantee unless and until the Guarantor or the Company has made due payment of the principal of, premium, if any, and interest on each and every other outstanding Note when the same becomes due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the Indenture.

     If at any time any payment of principal of, premium, if any, and interest on this Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such time.

     This Guarantee ranks equally with all other unsecured and unsubordinated obligations of the Guarantor. This Guarantee will remain in full force and effect until the principal of and interest on the Note have been fully paid.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to the Note upon which it is endorsed until the certificate of authentication on said Note shall have been signed by the Trustee or the authenticating agent.

     This Guarantee shall be governed by the laws of the State of New York, without regard to conflicts of law principles thereof.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal.

[SEAL]		ANIXTER INTERNATIONAL INC.

By:

Dennis J. Letham
Senior Vice President – Finance and
Chief Financial Officer

Attest:

By:

John A. Dul
Vice President, General Counsel and
Secretary

* * * * *